As filed with the Securities and Exchange Commission on August 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIGO ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-3583873
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

655 Campbell Technology Parkway, Suite 150

Campbell, California 95008

(Address of Principal Executive Offices)(Zip Code)

Tigo Energy, Inc. 2008 Stock Plan

Tigo Energy, Inc. Amended and Restated 2018 Stock Plan

Tigo Energy, Inc. 2023 Incentive Plan

(Full title of the plan)

Bill Roeschlein
Chief Financial Officer

655 Campbell Technology Parkway, Suite 150

Campbell, California 95008

(Name and address of agent for service)

(408) 402-0802

(Telephone number, including area code, of agent for service)

Copies to:

Colin Diamond
Laura Katherine Mann
White & Case LLP
609 Main Street
Houston, Texas 77002
(713) 496-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Tigo Energy, Inc. (f/k/a Roth CH Acquisition IV Co.) (the “Company” or the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) the following shares of common stock, par value $0.0001 (the “Common Stock”), of the Company:

(1)	the offer and sale of 1,507,407 shares of Common Stock underlying certain outstanding stock options previously granted under the Tigo Energy, Inc. 2008 Stock Plan (the “Legacy Tigo 2008 Plan”);

(2)	the offer and sale of 2,814,375 shares of Common Stock underlying certain outstanding stock options previously granted under the Tigo Energy, Inc. Amended and Restated 2018 Stock Plan (the “Legacy Tigo 2018 Plan”);

(3)	the offer and sale of 6,758,722 shares of Common Stock reserved for issuance under the Tigo Energy, Inc. 2023 Incentive Plan (the “New Tigo Plan); and

(4)	the reoffer and resale of 2,153,883 shares of Common Stock (the “Reoffer Prospectus Shares”) previously granted to the selling security holders named herein (the “Selling Stockholders”) pursuant to stock options granted under the Legacy Tigo 2008 Plan, Legacy Tigo 2018 Plan and the New Tigo Plan, including outstanding stock options for which the initial sale upon exercise is also registered on this Registration Statement.

The shares of Common Stock underlying outstanding stock options registered for offer or sale and the Reoffer Prospectus Shares were granted under the Legacy Tigo 2008 Plan, Legacy Tigo 2018 Plan and the New Tigo Plan to employees or executive officers, including the Selling Stockholders, of Tigo Energy MergeCo, Inc. (f/k/a Tigo Energy, Inc.), a Delaware corporation (“Legacy Tigo”), before its acquisition by the Company in the business combination (the “Business Combination”) between the Company, Legacy Tigo and Merger Sub (as defined in the Reoffer Prospectus). The New Tigo Plan was adopted in connection with the Business Combination. The inclusion of the Reoffer Prospectus Shares herein does not necessarily represent a present intention to sell any or all such shares of Common Stock.

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that become issuable under the Legacy Tigo 2008 Plan, the Legacy Tigo 2018 Plan or the New Tigo Plan, as applicable, as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) with respect to the Reoffer Prospectus Shares, the reoffer and resale of which are registered hereunder. The Reoffer Prospectus is prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3. This Reoffer Prospectus permits reoffers and resales on a continuous or delayed basis of the Reoffer Prospectus Shares. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each selling security holder and any other person with whom they are acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each participant in the Legacy Tigo 2008 Plan, the Legacy Tigo 2018 Plan or the New Tigo Plan, as applicable, as required by Rule 428(b) under the Securities Act. Such documents are not required to be and are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

TIGO ENERGY, INC.

2,153,883 Shares of Common Stock

Offered by Selling Stockholders

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and sale from time to time by certain selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 2,153,883 shares of common stock, par value $0.0001 (the “Common Stock”), of Tigo Energy, Inc., a Delaware corporation (f/k/a Roth CH Acquisition IV Co.) (unless otherwise indicated or the context otherwise requires, the “Company,” “we,” “our” or “us”). This Reoffer Prospectus covers the offer and sale by the Selling Stockholders of up to 2,153,883 shares of Common Stock previously granted under stock options granted to the Selling Stockholders pursuant to the Tigo Energy, Inc. 2008 Stock Plan (the “Legacy Tigo 2008 Plan”), the Tigo Energy, Inc. Amended and Restated 2018 Stock Plan (the “Legacy Tigo 2018 Plan”) and the Tigo Energy, Inc. 2023 Incentive Plan (the “New Tigo Plan). All such stock options were granted under the Legacy Tigo 2008 Plan and the Legacy Tigo 2018 Plan, as applicable, to the Selling Stockholders as executive officers or directors, as applicable, of Tigo Energy MergeCo, Inc. (f/k/a Tigo Energy, Inc.), a Delaware corporation (“Legacy Tigo”), before its acquisition by the Company in the business combination (the “Business Combination”) between the Company, Legacy Tigo and Roth IV Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”).

We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to other restrictions on them, the Selling Stockholders may from time to time (including in the case of shares of Common Stock offered hereby under stock options, upon vesting and/or exercise) sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus in various types of transactions, including through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 5  for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus.

Before their sale under this Reoffer Prospectus, the shares of Common Stock covered by this Reoffer Prospectus are “control securities” or “restricted securities,” within the meaning of Instruction C to Form S-8 under the Securities Act. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “TYGO.” On August 9, 2023, the closing price of our Common Stock was $12.01 per share.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 2 of  this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2023.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus contain forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. When used in this Reoffer Prospectus, words such as “anticipate”, “believe”, “could”, “continue”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “will”, and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed and identified in the Company’s public filings made with the SEC, such as the Company’s ability to:

●	effectively develop and sell our product offerings and services;

●	compete in the highly-competitive and evolving solar industry;

●	manage risks associated with seasonal trends and the cyclical nature of the solar industry;

●	maintain key strategic relationships with partners and distributors;

●	enhance future operating and financial results;

●	manage risks associated with the Company’s dependence on a small number of outside contract manufacturers;

●	continue working with leading solar manufacturers;

●	continue to develop new products and innovations to meet constantly evolving customer demands;

●	comply with laws and regulations applicable to the business;

●	stay abreast of modified or new laws and regulations applicable to the business;

●	acquire or make investments in other businesses, patents, technologies, products or services to grow the business, and realize the anticipated benefits therefrom;

●	attract, train, and retain effective officers, key employees or directors;

●	respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets into which we expand or otherwise operate in;

●	successfully defend litigation or administrative proceedings; upgrade and maintain information technology systems;

●	acquire and protect intellectual property;

●	maintain the listing of its Common Stock and Warrants on Nasdaq;

●	meet future liquidity requirements, which may require additional financing; and

●	effectively respond to general economic and business conditions.

These forward-looking statements are based on information available as of the date of each statement and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this Reoffer Prospectus and may not contain all of the information that is important in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire Reoffer Prospectus, including the information under “Risk Factors,” in this Reoffer Prospectus.

Overview

We believe we are a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar energy systems. Our mission is to deliver products and solutions that are flexible and dependable, increase the energy generation of solar energy systems and address the need for change. The solar optimizer and inverter space is predominately serviced by two major suppliers. We expect to attract new customers and gain market share by expanding sales of our Module Level Power Electronics (“MLPE”), which provide solar panel power optimization, rapid shutdown and monitoring capabilities, and our Energy Intelligence solution (“EI solution”), which provides solar energy storage management capabilities.

We have served the solar energy industry with advanced power and electronics, including the manufacturing and development of our MLPEs, since our inception in 2007, and we introduced our EI solution in 2021. We combine our MLPE and EI technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control.

We have focused to date on MLPEs, which are devices that reside under the solar panel and improve safety features and energy production for the installer and system owner. Our MLPEs are designed to be highly flexible solutions that work with other inverters and modules, providing the installer with an open system solution and a variety of choices when designing a system for the consumer. In the fourth quarter of 2021 and the third quarter of 2022, we began to offer our EI solution to residential customers in the U.S. and Europe, respectively. Our products power everything from single-digit kilowatt residential systems to commercial and industrial, and utility systems, scaling to hundreds of megawatts on rooftop, ground-mounted, and floating applications.

Corporate Information

We were incorporated in Delaware on February 13, 2019, under the name Roth CH Acquisition IV Co. (“ROCG”), in order to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. ROCG completed its initial public offering on August 10, 2021.

On December 5, 2022, ROCG, Merger Sub, and Legacy Tigo, entered into an Agreement and Plan of Merger, as amended on April 6, 2023 (the “Merger Agreement”), pursuant to which, among other transactions, on May 23, 2023, Merger Sub merged with and into Legacy Tigo (the “Merger”), with Legacy Tigo surviving the Merger as a wholly-owned subsidiary of ROCG. In connection with the closing of the Business Combination, ROCG changed its name to “Tigo Energy, Inc.”

The mailing address of our principal executive office is 655 Campbell Technology Parkway, Suite 150, Campbell, California 95008, and our telephone number is (408) 402-0802.

About this Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 2,153,883 shares of Common Stock previously granted to the Selling Stockholders as executive officers or directors, as applicable, of Legacy Tigo pursuant to stock options under the Legacy Tigo 2008 Plan, the Legacy Tigo 2018 Plan and the New Tigo Plan, as applicable, prior to the Business Combination. Subject to the vesting and/or exercise of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this Reoffer Prospectus, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2023, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the shares of Common Stock offered hereby, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the resale of the shares of Common Stock by the Selling Shareholders will go to the Selling Stockholders and we will not receive any proceeds from such resale.

SELLING STOCKHOLDERS

The table below sets forth information concerning the Selling Stockholders. We will not receive any proceeds from the resale of shares by the Selling Stockholders.

The table below sets forth, as of August 8, 2023 (the “Determination Date”), the following: (i) the name of each person who is offering the resale of shares of Common Stock by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so (described in footnote (2) to the table below); and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares of Common Stock offered in this Reoffer Prospectus. Unless otherwise indicated, beneficial ownership is direct and, subject to community property laws where applicable, the Selling Stockholder indicated has sole voting and investment power. To our knowledge, no shares of Common Stock beneficially owned by any Selling Stockholder have been pledged as security. The address for each Selling Stockholder listed in the table below is c/o Tigo Energy, Inc. 655 Campbell Technology Parkway, Suite 150, Campbell, CA 95008.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering, because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

	Common Stock Beneficially Owned Prior to the Offering(1)		Common Stock Being	Common Stock Beneficially Owned After the Offering(1)(3)
Selling Stockholders	Shares	Percentage(4)	Offered(2)	Shares	Percentage(4)
Zvi Alon(5)	15,821,124	26.6%	1,356,992	14,464,132	24.9%
Bill Roeschlein(6)	93,340	*	93,340	—	—
James (JD) Dillon(6)	102,674	*	102,674	—	—
Jing Tian(6)	108,508	*	108,508	—	—
Jeffrey Sullivan(7)	—	*	93,340	—	—
Michael Splinter(8)	1,401,333	2.4%	137,677	1,263,656	2.2%
Stanley Stern(9)	295,127	*	126,009	169,118	*
Tomer Babai(6)	32,669	*	32,669	—	—
Joan C. Conley(6)	102,674	*	102,674	—	—

(1)	Reflects shares of Common Stock included in the footnote next to the Selling Stockholder’s name that the Selling Stockholder “beneficially owns,” meaning all shares of Common Stock over which the Selling Stockholder possesses sole or shared voting or investment power or has right to acquire such power within 60 days of the Determination Date (such as through the exercise of stock options). Shares subject to options that vest or are exercisable within 60 days of the Determination Date are considered outstanding and beneficially owned by the Selling Stockholder holding such options for the purpose of computing the ownership and percentage ownership of that Selling Stockholder, but are not treated as outstanding for the purpose of computing the ownership or percentage ownership of any other Selling Stockholder. The stock options granted under the Legacy Tigo 2008 Plan and Legacy Tigo 2018 Plan, as applicable, are immediately exercisable, subject to a repurchase right in favor of us, which lapses as the option vests.

(2)	Reflects shares of Common Stock offered under this Reoffer Prospectus, which were previously granted to the Selling Stockholders pursuant to stock options and vest and/or become exercisable in accordance with the terms of the agreements for such awards. This includes both shares of Common Stock from previously-granted stock options that are considered “beneficially owned” as in footnote 1, as well as shares underlying stock options that vest and/or become exercisable more than 60 days after the Determination Date.

(3)	Assumes that all of the shares of Common Stock held by each Selling Stockholder and being offered under this Reoffer Prospectus are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering.

(4)	Percentage of beneficial ownership is based on, as of the Determination Date, 58,144,543 shares of Common Stock issued and outstanding.

(5)	Consists of: (i) 1,356,992 shares of Common Stock issuable upon exercise of stock options held by Mr. Alon, (ii) 12,689,306 shares of Common Stock held by Alon Ventures, LLC, a California limited liability company, for which Mr. Alon may be deemed to have voting or investment power over such securities, and (iii) 1,774,826 shares of Common Stock held by the Zvi and Ricki Alon Trust U/A/D June 29, 2017, for which Mr. Alon serves as Trustee and exercises investment decisions with respect to such securities.

(6)	Reflects the shares of Common Stock issuable upon exercise of stock options granted under the Legacy Tigo 2008 Plan and the Legacy Tigo 2018 Plan, as applicable, held by the applicable individual.

(7)	Reflects the shares underlying stock options issued under the New Tigo Plan. 25% of such options vest on May 15, 2024 and 1/48th of such options vest on the last day of each calendar month thereafter.

(8)	Consists of: (i) 137,677 shares of Common Stock issuable upon exercise of stock options held by Mr. Splinter, (ii) 1,123,656 shares of Common Stock held by the Splinter Roboostoff Rev Trust, for which Mr. Splinter serves as Trustee and exercises investment decisions with respect to such securities, (iii) 35,000 shares of Common Stock held by the Amanda Christine Splinter 2012 Irrevocable Trust Dtd 08/10/2012, for which Mr. Splinter serves as Trustee and exercises investment decisions with respect to such securities, (iv) 35,000 shares of Common Stock held by The Archie David Roboostoff 2012 Irrevocable Trust Dtd 08/10/2012, for which Mr. Splinter serves as Trustee and exercises investment decisions with respect to such securities, (v) 35,000 shares of Common Stock held by The Joshua Michael Splinter 2012 Irrevocable Trust Dtd 08/10/2012, for which Mr. Splinter serves as Trustee and exercises investment decisions with respect to such securities and (vi) 35,000 shares of Common Stock held by The Krista Diane Fenske 2012 Irrevocable Trust Dtd 08/10/2012, for which Mr. Splinter serves as Trustee and exercises investment decisions with respect to such securities.

(9)	Consists of: (i) 169,118 shares of Common Stock and (ii) 126,009 shares of Common Stock issuable upon the exercise of stock options.

Other Material Relationships with the Selling Stockholders

Employment Agreements

We entered into employment agreements (the “Executive Employment Agreements”) with each of Zvi Alon, our Chief Executive Officer, and Bill Roeschlein, our Chief Financial Officer, that govern certain terms and conditions of such executive officers’ employment with us. The Executive Employment Agreements provide for base salary, eligibility to receive an annual bonus, eligibility to receive certain severance benefits upon involuntary terminations of employment, as well as customary confidentiality, assignment of intellectual property provisions, and certain restrictive covenants, including post-employment non-solicitation provisions.

Indemnification Agreements with Directors and Executive Officers

Upon the closing of the Business Combination, we entered into indemnification agreements with each of our directors and executive officers, including the Selling Stockholders. The indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors and officers of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Second Amended and Restated Certificate of Incorporation (the “Charter”) includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer to the fullest extent permitted by Delaware law.

Our Amended and Restated Bylaws (the “Bylaws”) also provide that the Company must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers and certain employees for some liabilities.

The Company maintains a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter, Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in the over-the-counter market, in privately negotiated transactions, any other method permitted by applicable law or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. The Selling Stockholders may sell the Common Stock through one or more agents, brokers-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the Common Stock or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

At the time a particular offering of the Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of the Common Stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

In connection with their sales, a Selling Stockholder, and any participating broker-dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Common Stock. Any commissions or other fees payable to broker-dealers in connection with any sale of the Common Stock will be borne by the Selling Stockholders or other party selling such shares of Common Stock.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Common Stock by other means not described in this Reoffer Prospectus. In addition to any Common Stock sold hereunder, Selling Stockholders may sell Common Stock in compliance with Rule 144 when available. Sales of the Common Stock must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. The Selling Stockholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Common Stock against certain liabilities in connection with the offering of the Common Stock arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Common Stock.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to resales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and resales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Stock to engage in passive market-making activities with respect to the Common Stock. Passive market-making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement on Form S-8, of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

INFORMATION INCORPORATED BY REFERENCE

The Company hereby incorporates by reference in this Reoffer Prospectus the following:

●	the Company’s Prospectus filed with the Commission on April 26, 2023, as supplemented on May 19, 2023, pursuant to Rule 424(b)(3) under the Securities Act relating to the Registration Statement on Form S-4/A, as amended (File No. 333-269095);

●	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed by the Company with the SEC on May 12, 2023;

●	the Current Reports on Form 8-K, filed with the SEC on January 11, 2023, February 14, 2023, February 17, 2023, May 22, 2023, May 30, 2023 (excluding Item 7.01 therein), June 12, 2023 and June 30, 2023; and

●	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-272832), filed with the SEC on June 22, 2023, including any amendment or report filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement to which this Reoffer Prospectus relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this Reoffer Prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Reoffer Prospectus.

LEGAL MATTERS

White & Case LLP has issued an opinion regarding the legality of the shares of Common Stock offered hereby.

EXPERTS

The consolidated financial statements of Tigo Energy, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, included in this prospectus have been audited by Frank, Rimerman + Co. LLP, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Roth CH Acquisition IV Co. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon (which includes an explanatory paragraph relating to substantial doubt about the ability of Roth CH Acquisition IV Co. to continue as a going concern as described in Note 1 of the financial statements) and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents. The SEC maintains an internet website that contains such reports, proxies and other information about issuers, including us, that file electronically with the SEC. The address of that website is www.sec.gov.

We may use our website as a distribution channel of material company information. Financial and other important information regarding our Company is routinely posted on and accessible through the Company’s website at https://www.tigoenergy.com/. Accordingly, investors should monitor this channel, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following:

●	the Company’s Prospectus filed with the Commission on April 26, 2023, as supplemented on May 19, 2023, pursuant to Rule 424(b)(3) under the Securities Act relating to the Registration Statement on Form S-4/A, as amended (File No. 333-269095);

●	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed by the Company with the SEC on May 12, 2023;

●	the Current Reports on Form 8-K, filed with the SEC on January 11, 2023, February 14, 2023, February 17, 2023, May 22, 2023, May 30, 2023 (excluding Item 7.01 therein), June 12, 2023 and June 30, 2023; and

●	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-272832), filed with the SEC on June 22, 2023, including any amendment or report filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to which this Registration Statement relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s Certificate of Incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders or monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation.

Additionally, our Charter eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer to the fullest extent permitted by Delaware law, and our Bylaws provide that we will indemnify them to the fullest extent authorized by the DGCL. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by applicable, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request. We must indemnify our officers and directors against all actual and reasonable fees, expenses, and other costs of any type or nature whatsoever, including any and all expenses and obligations in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 7. Exemption from Registration Claimed.

The initial offer and sale of the shares of Common Stock being reoffered by the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D thereunder) for offers and sales to certain grantees not involving a public offering Regulation S under the Securities Act for offers and sales to grantees outside the United States with no directed selling efforts in the United States and/or Rule 701 under the Securities Act for offers and sales to grantees pursuant to certain written compensatory benefit plans and contracts relating to compensation as provided thereunder.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation of Tigo Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40710), filed with the Securities and Exchange Commission on May 30, 2023).

4.2	Amended and Restated Bylaws of Tigo Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40710), filed with the Securities and Exchange Commission on May 30, 2023).

4.3	Warrant Agreement, dated August 5, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-4/A (File No. 333-264811), filed with the Securities and Exchange Commission on April 20, 2023).

4.4	2008 Stock Plan of Tigo Energy, Inc. (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-4/A (File No. 333-264811), filed with the Securities and Exchange Commission on April 20, 2023).

4.6	Amended and Restated 2018 Stock Plan of Tigo Energy, Inc. (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-4/A (File No. 333-264811), filed with the Securities and Exchange Commission on April 20, 2023).

4.7	2023 Equity Incentive Plan of Tigo Energy, Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-40710), filed with the Securities and Exchange Commission on May 30, 2023).

4.8*	Form of Restricted Stock Unit Award Grant Notice.

4.9*	Form of Stock Option Grant Notice.

4.10*	Form of Non-Employee Director Restricted Stock Unit Award Agreement.

4.11*	Form of Stock Appreciation Right Award Agreement for China Grantees.

4.12*	Form of Stock Option Grant Notice for Israeli Participants.

5.1*	Opinion of White & Case LLP with respect to the legality of the Common Stock being registered.

23.1*	Consent of Marcum LLP.

23.2*	Consent of Frank, Rimerman + Co. LLP.

23.3*	Consent of White & Case LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California on the 10th day of August, 2023.

TIGO ENERGY, INC.

By:	/s/ Zvi Alon
Name:	Zvi Alon
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Zvi Alon and Bill Roeschlein, each acting alone, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in their name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of Tigo Energy, Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Zvi Alon	Chief Executive Officer and Chairman	August 10, 2023
Zvi Alon	(Principal Executive Officer)

/s/ Bill Roeschlein	Chief Financial Officer and Secretary	August 10, 2023
Bill Roeschlein	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Michael Splinter	Director	August 10, 2023
Michael Splinter

/s/ Stanley Stern	Director	August 10, 2023
Stanley Stern

/s/ John Wilson	Director	August 10, 2023
John Wilson

/s/ Tomer Babai	Director	August 10, 2023
Tomer Babai

/s/ Joan C. Conley	Director	August 10, 2023
Joan C. Conley